Exhibit 10.1.3


2-22-2000 3:40PM  FROM AFA 7194733756
Tim C. DeHerrera
137 East Pikes Peak Ave.
Suite 385
Colo. Springs, Ca 80903
779.473-3588,473-3756 fax


February 23, 2000




Mr. Gerard A. Powell, President
thatlook.com
210 West Fourth Street, Suite 101
East Stroudsburg, PA 18301


RE: Introduction/Finders Fee Addendum


Dear Gerry:
I received your proposal dated February 21, 2000 and in response I propose the following:

It is agreed, that I shall receive a warrant to purchase 280,000 shares of thatlook.com on identical terms as the Sands Brothers and Co warrant and 2.5% in cash of the amount received as commission by Sands. This is a change from the original agreement which called for me to receive 20% (warrants) and 10%
(cash) of the amount to be received by Sands Brothers and Co, Ltd All other items and conditions in the agreement shall remain the same.

If you are in agreement with the above outlined terms please execute. Agreed to and accepted this 23rd day of February, 2000:

Tim C. DeHerrera                        thatlook.com


By /s/ Tim C. DeHerrera                 By /s/ Gerard A. Powell (CEO)
  ---------------------                    -------------------------
                                           Gerard A,Powell, President

cc: Mark G. Hollo, Sands Brothers & Co